                                                                    EXHIBIT 99.1

                             LORAL CYBERSTAR, INC.,
                                   AS ISSUER,

                   LORAL ASIA PACIFIC SATELLITE (HK) LIMITED,
                     LORAL CYBERSTAR HOLDINGS, L.L.C., AND
                      LORAL CYBERSTAR INTERNATIONAL, INC.,
                            AS SUBSIDIARY GUARANTORS

                                      AND

                             BANKERS TRUST COMPANY,
                                   AS TRUSTEE
                            ------------------------

                             SENIOR NOTES INDENTURE

                        DATED AS OF DECEMBER [  ], 2001
                            ------------------------

                           10% SENIOR NOTES DUE 2006

                             CROSS-REFERENCE TABLE

TIA SECTIONS                                                   INDENTURE SECTIONS
------------                                                  --------------------
sec.310(a)(1)...............................................  7.10
     (a)(2).................................................  7.10
     (b)....................................................  7.03; 7.08
sec.311(a)..................................................  7.03
     (b)....................................................  7.03
sec.312(a)..................................................  2.03
sec.313(a)..................................................  7.06
     (c)....................................................  7.05; 7.06;
                                                                11.02
     (d)....................................................  7.06
sec.314(a)..................................................  4.18; 7.05;
                                                                11.02
     (a)(4).................................................  4.16; 11.02
     (c)(1).................................................  11.03
     (c)(2).................................................  11.03
     (e)....................................................  4.16; 11.04
sec.315(a)..................................................  7.01; 7.02
     (b)....................................................  7.05; 11.02
     (c)....................................................  7.01; 7.02
     (d)....................................................  7.01; 7.02
     (e)....................................................  6.11
sec.316(a)(1)(A)............................................  6.05
     (a)(1)(B)..............................................  6.04
     (b)....................................................  6.07
     (c)....................................................  9.03
sec.317(a)(1)...............................................  6.08
     (a)(2).................................................  6.09
     (b)....................................................  2.05
sec.318(a)..................................................  11.01
     (c)....................................................  11.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
RECITALS OF THE COMPANY....................................................

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01   Definitions.................................................
SECTION 1.02   Incorporation by Reference of Trust Indenture Act...........
SECTION 1.03   Rules of Construction.......................................

ARTICLE TWO
THE NOTES
SECTION 2.01   Form, Dating and Denominations..............................
SECTION 2.02   Execution and Authentication................................
SECTION 2.03   Registrar and Paying Agent..................................
SECTION 2.04   Holders to Be Treated as Owners; Payments...................
SECTION 2.05   Paying Agent to Hold Money in Trust.........................
SECTION 2.06   Holder Lists................................................
SECTION 2.07   Transfer and Exchange.......................................
SECTION 2.08   Replacement Notes...........................................
SECTION 2.09   Outstanding Notes...........................................
SECTION 2.10   Treasury Notes..............................................
SECTION 2.11   Temporary Notes.............................................
SECTION 2.12   Cancellation................................................
SECTION 2.13   Defaulted Interest..........................................
SECTION 2.14   CUSIP, CINS or ISIN Number..................................
SECTION 2.15   Deposit of Moneys...........................................
SECTION 2.16   Issuance of Additional Notes................................

ARTICLE THREE
REDEMPTION
SECTION 3.01   Right of Redemption.........................................
SECTION 3.02   Notices to Trustee..........................................
SECTION 3.03   Selection of Notes to Be Redeemed...........................
SECTION 3.04   Notice of Redemption........................................
SECTION 3.05   Deposit of Redemption Price.................................
SECTION 3.06   Payment of Notes Called for Redemption......................
SECTION 3.07   Notes Redeemed in Part......................................

ARTICLE FOUR
COVENANTS
SECTION 4.01   Payment of Notes............................................
SECTION 4.02   Issuances of Guarantees by New Restricted Subsidiaries......
SECTION 4.03   Limitation on Indebtedness..................................
SECTION 4.04   Limitation on Restricted Payments...........................
SECTION 4.05   Intentionally Omitted.......................................
SECTION 4.06   Limitation on the Issuance and Sale of Capital Stock of
               Restricted Subsidiaries

                                                                              PAGE
                                                                              ----
SECTION 4.07   Limitation on Transactions with Shareholders and
               Affiliates..................................................
SECTION 4.08   Limitation on Liens.........................................
SECTION 4.09   Limitation on Sale-Leaseback Transactions...................
SECTION 4.10   Limitation on Asset Sales...................................
SECTION 4.11   Maintenance of Office or Agency.............................
SECTION 4.12   Repurchase of Notes upon a Change of Control................
SECTION 4.13   Existence...................................................
SECTION 4.14   Payment of Taxes and Other Claims...........................
SECTION 4.15   Maintenance of Properties and Insurance.....................
SECTION 4.16   Compliance Certificates.....................................
SECTION 4.17   Notice of Defaults..........................................
SECTION 4.18   Commission Reports and Reports to Holders...................
SECTION 4.19   Waiver of Stay, Extension or Usury Laws.....................
SECTION 4.20   Replacement Satellite.......................................
SECTION 4.21   Rating......................................................
SECTION 4.22   Business Activities.........................................
SECTION 4.23   Payments for Consent........................................
SECTION 4.24   Overriding Provisions Regarding Data Business
               Subsidiaries................................................

ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01   Merger, Consolidation, and Sale of Assets...................
SECTION 5.02   Successor Substituted.......................................

ARTICLE SIX
DEFAULT AND REMEDIES
SECTION 6.01   Events of Default...........................................
SECTION 6.02   Acceleration................................................
SECTION 6.03   Other Remedies..............................................
SECTION 6.04   Waiver of Past Defaults.....................................
SECTION 6.05   Control by Majority.........................................
SECTION 6.06   Limitation on Suits.........................................
SECTION 6.07   Rights of Holders to Receive Payment........................
SECTION 6.08   Collection of Indebtedness and Suits for Enforcement by
               Trustee.....................................................
SECTION 6.09   Trustee May File Proofs of Claim............................
SECTION 6.10   Priorities..................................................
SECTION 6.11   Undertaking for Costs.......................................
SECTION 6.12   Restoration of Rights and Remedies..........................
SECTION 6.13   Rights and Remedies Cumulative..............................
SECTION 6.14   Delay or Omission Not Waiver................................
SECTION 6.15   Payment of Make Whole Premium...............................

ARTICLE SEVEN
TRUSTEE
SECTION 7.01   General.....................................................
SECTION 7.02   Certain Rights of Trustee...................................

                                                                              PAGE
                                                                              ----
SECTION 7.03   Individual Rights of Trustee................................
SECTION 7.04   Trustee's Disclaimer........................................
SECTION 7.05   Notice of Default...........................................
SECTION 7.06   Reports by Trustee to Holders...............................
SECTION 7.07   Compensation and Indemnity..................................
SECTION 7.08   Replacement of Trustee......................................
SECTION 7.09   Successor Trustee by Merger, Etc............................
SECTION 7.10   Eligibility.................................................
SECTION 7.11   Money Held in Trust.........................................
SECTION 7.12   Withholding Taxes...........................................

ARTICLE EIGHT
DISCHARGE OF INDENTURE
SECTION 8.01   Termination of Company's Obligations........................
SECTION 8.02   Defeasance and Discharge of Indenture.......................
SECTION 8.03   Defeasance of Certain Obligations...........................
SECTION 8.04   Application of Trust Money..................................
SECTION 8.05   Repayment to Company........................................
SECTION 8.06   Reinstatement...............................................
SECTION 8.07   Defeasance and Certain Other Events of Default..............

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01   Without Consent of Holders..................................
SECTION 9.02   With Consent of Holders.....................................
SECTION 9.03   Revocation and Effect of Consent............................
SECTION 9.04   Notation on or Exchange of Notes............................
SECTION 9.05   Trustee to Sign Amendments, Etc.............................
SECTION 9.06   Conformity with Trust Indenture Act.........................

ARTICLE TEN
GUARANTEE OF NOTES
SECTION 10.01  Guarantee...................................................
SECTION 10.02  Obligations Unconditional...................................
SECTION 10.03  Notice to Trustee...........................................
SECTION 10.04  This Article Not to Prevent Events of Default...............
SECTION 10.05  Net Worth Limitation........................................

ARTICLE ELEVEN
MISCELLANEOUS
SECTION 11.01  Trust Indenture Act of 1939.................................
SECTION 11.02  Notices.....................................................
SECTION 11.03  Certificate and Opinion as to Conditions Precedent..........
SECTION 11.04  Statements Required in Certificate or Opinion...............
SECTION 11.05  Acts of Holders.............................................
SECTION 11.06  Rules by Trustee, Paying Agent or Registrar.................

                                                                              PAGE
                                                                              ----
SECTION 11.07  Payment Date Other Than a Business Day......................
SECTION 11.08  Governing Law...............................................
SECTION 11.09  No Adverse Interpretation of Other Agreements...............
SECTION 11.10  No Recourse Against Others..................................
SECTION 11.11  Successors..................................................
SECTION 11.12  Duplicate Originals.........................................
SECTION 11.13  Separability................................................
SECTION 11.14  Table of Contents, Headings, Etc............................

EXHIBIT A      Form of Global Note.........................................
EXHIBIT B      Form of Certificated Note...................................
EXHIBIT C      Form of Supplemental Indenture to Be Delivered by Subsidiary
               Guarantors..................................................
EXHIBIT D      Form of Loral Space Guaranty................................

     INDENTURE, dated as of December [ ], 2001, between LORAL CYBERSTAR, INC., a Delaware corporation, as issuer (together, with its successors and assigns, the "Company"); Loral Asia Pacific Satellite (HK) Limited, a corporation with limited liability organized under the laws of Hong Kong, as a Subsidiary Guarantor; and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 10% Senior Notes Due 2006 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

     This Indenture is subject to, and shall be governed by, the provisions of the United States Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the United States Trust Indenture Act of 1939, as amended.

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company, each Subsidiary Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders, as follows.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  DEFINITIONS.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

     "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except that Adjusted Consolidated Net Income for any period shall include the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of paragraph (a) of Section 4.04 of this Indenture (and, in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of paragraph (a) of Section
4.04 of this Indenture, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; (v) all extraordinary gains and extraordinary losses; (vi) any net income (or loss) of any Subsidiary Guarantor that ceases to be a Subsidiary Guarantor because it is designated an Unrestricted Subsidiary; and (vii) the Interest Amortization Credit.

     "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to
Section 4.18 of this Indenture.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial interests in the Global Notes, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "ASSET ACQUISITION" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

     "ASSET DISPOSITION" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries. Asset Disposition shall not include the Data Business Transfer.

     "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Section 5.01 of this Indenture; provided that "Asset Sale" shall not include the Data Business Transfer.

     "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act with respect to this Indenture from time to time.

     "BOARD RESOLUTION" means a copy of a resolution, certified by any Executive Officer or the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" means a day except Saturday, Sunday or other day on which commercial banks in the City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     "CALLED PRINCIPAL" means the principal amount of a Note to be redeemed pursuant to Section 3.01.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all of such Person's Common Stock and Preferred Stock.

     "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

     "CERTIFICATED NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.01, 2.07, 2.08 and 2.16 hereof, substantially in the form of Exhibit B hereto.

     "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the issued and outstanding Voting Stock of Loral Space; (ii) Loral Space shall not directly or indirectly own all of the Capital Stock of the Company; (iii) individuals who on the Closing Date constitute the Board of Directors of Loral Space (together with any new directors whose election by the Board of Directors of Loral Space or whose nomination for election by Loral Space's stockholders was approved by a vote of at least a majority of the members of the Board of Directors of Loral Space then in office who either were members of the Board of Directors of Loral Space on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of Loral Space then in office; and (iv) any change in control (or similar event, however denominated) with respect to Loral Space shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate principal amount in excess of $10,000,000 to which Loral Space is a party, including the indenture relating to Loral Space's 9 1/2% Senior Notes due 2006.

     "CHIEF EXECUTIVE OFFICER" of the Company means the chief executive officer or, in the event of his termination or inability to perform his duties, such other Executive Officer of the Company as the Company may designate.

     "CLOSING DATE" means the date on which the Notes are originally issued under the Indenture.

     "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "COMMON STOCK" means, the shares of Common Stock, par value $.01 per share, of the Company.

     "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means such successor.

     "COMPANY ORDER" means a written request or order signed in the name of the Company (i) by the Chief Executive Officer or another Executive Officer and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items or impairments reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (excluding the Interest Amortization Credit, but including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "CONSOLIDATED LEVERAGE RATIO" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (excluding the Subordinated Intercompany Note and the Subordinated Subsidiary Guarantor Guaranties of the Subordinated Intercompany Note) on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission pursuant to Section 4.18 of this Indenture (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "REFERENCE PERIOD"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Dispositions) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such actions occurred when such Person was a Restricted Subsidiary as if such Asset Dispositions or Asset Acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (A) or (B) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

     "CONSOLIDATED NET WORTH" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Bankers Trust Company, 4 Albany Street, New York, N.Y. 10006.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

     "DATA BUSINESS" means the data services business of the Company and its Subsidiaries (as determined in good faith by an Executive Officer of the Company).

     "DATA BUSINESS SUBSIDIARY" means each of the following Persons: Loral CyberStar Services, Inc., Loral CyberStar GmbH, Loral CyberStar de Argentina SRL, Loral CyberStar do Brasil Ltda, Loral CyberStar Americas do Brasil Ltda, Tel-Link Communications Private Limited, OrionNet Inc., Loral CyberStar Global Services, Inc., Loral CyberStar Japan, Inc. and ONS-Mauritius.

     "DATA BUSINESS TRANSFER" means a transfer contemplated by Section 4.24.

     "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "DEPOSITARY" shall mean or include each Person who is then a Depositary hereunder.

     "DESIGNATED EQUITY PROCEEDS" means the amount of Net Cash Proceeds received by Loral Space after the Closing Date from the issuance and sale of Capital Stock (other than Disqualified Stock) of Loral Space to the extent such Net Cash Proceeds are ultimately contributed to the capital of the Company.

     "DISCOUNTED VALUE" means, with respect to any Called Principal of any Note, the discounted value of all Remaining Scheduled Payments with respect to the Called Principal from their respective scheduled due dates to the Redemption Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.12 of this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.10 and 4.12 of this Indenture.

     "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

     "EXCESS CASH FLOW" means, for any period of determination, (i) Consolidated EBITDA for such period, less (ii) all capital expenditures, all cash taxes, all cash interest expense and bank fees, and all principal payments on the Notes, in each case actually made for such period, plus (iii) any non-cash restructuring or special charges taken during such period.

     "EXCESS CASH FLOW REDEMPTION PAYMENTS" has the meaning provided in Section 3.01(b).

     "EXCESS PROCEEDS" has the meaning provided in Section 4.10.

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     "EXECUTIVE OFFICER" means the Chairman of the Board, Chief Executive Officer, President, any Vice President or any other officer that is considered by the Board of Directors to be an executive officer of the Company.

     "EXISTING NOTES" means the Company's 12- 1/2% Senior Discount Notes due 2007 and 11- 1/4% Senior Notes due 2007.

     "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization or other impairment charges or writedowns of any amount required or permitted by Accounting Principles Board Opinion No. 16 "Business Combinations," APB No. 17 "Intangible Assets," Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," SFAS No. 142 "Goodwill and Other Intangible Assets" or SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

     "GLOBAL NOTE" means the Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.01, 2.07, 2.08 and 2.16 hereof.

     "GOVERNMENT SECURITIES" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

     "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and. without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "GUARANTORS" means, collectively, all Subsidiary Guarantors and the Parent Guarantor.

     "HOLDER" means, in the case of any Note, the Person in whose name such Note is registered in the Register.

     "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (i) or (ii) above or clause (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by any such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness which is not so assumed shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time with respect to any Indebtedness issued with original issue discount is the original issue price of such Indebtedness, (B) Permitted Customer Advances and Prepayment Supports shall be deemed not to be "Indebtedness" and (C) Indebtedness shall not include any liability for federal, state, local or other taxes.

     "INDENTURE" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm, accounting firm or other financial advisory firm of national standing in the United States, as the case may be, (i) which, in the judgment of the Board of Directors, does not, and whose directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company (provided that ownership of Capital Stock of the Company constituting less than 2% of all outstanding Capital Stock of the Company shall not constitute a material direct or indirect financial interest), and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "INTEREST AMORTIZATION CREDIT" means the reduction in interest expense resulting from the amortization of the difference between the carrying value of the Notes recorded upon issuance less the actual principal amount of the Notes.

     "INTEREST PAYMENT DATE" means each semiannual interest payment date of January 15 and July 15 of each year, commencing July 15, 2002.

     "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

     "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company, or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes. debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06 of this Indenture. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 of this Indenture, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     "KINGSTON" means Kingston Communications International Limited, a company incorporated under the laws of England, and its successors and assigns.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "LORAL SPACE" means Loral Space & Communications Ltd.

     "LORAL SPACE GUARANTY" means the Guaranty pursuant to the Loral Space Guaranty Agreement of the Company's obligations under the Notes and this Indenture, substantially in the form of Exhibit D hereto.

     "LORAL SPACE GUARANTY AGREEMENT" means the agreement whereby Loral Space undertakes the Loral Space Guaranty, dated even date herewith.

     "MAKE WHOLE PREMIUM" means, with respect to any Note, an amount (which in no event may be less than zero) equal to the excess, if any, of (x) the Discounted Value of the Called Principal over (y) the amount of such Called Principal.

     "MATRA" means Matra Marconi Space UK Limited, a company incorporated under the laws of England that is the parent company of MMS Space Systems, a subsidiary of Matra Marconi Space N.V. and the manufacturer under the Telstar 12 Satellite Contract.

     "MATURITY DATE" means the Stated Maturity of the Notes.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents (including cash or cash equivalents that are deposited in escrow pending satisfaction of conditions specified in the relevant sale documents or that secures Prepayment Supports, in each case when such cash or cash equivalents are released to the Company or a Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issue or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "NOTES GUARANTY" means the Loral Space Guaranty and the Subsidiary Guaranties.

     "NOTES" means the Senior Notes due 2006 of the Company issued pursuant to this Indenture.

     "OFFER TO PURCHASE" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "PAYMENT DATE"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall
(i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price of the Notes surrendered, and the Trustee, upon receipt of a Company Order, shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

     "OFFICER" means, with respect to the Company, (i) an Executive Officer or any Director of the Company or (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e), if applicable.

     "OPINION OF COUNSEL" means a written opinion signed by legal counsel who may be an employee of or outside counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e), if applicable.

     "ORION ATLANTIC" means International Private Satellite Partners, L.P., a Delaware limited partnership.

     "PARENT GUARANTOR" means Loral Space & Communications Ltd.

     "PARTICIPANT" means, with respect to the Depositary or its nominee, an institution that has an account therewith.

     "PAYING AGENT" has the meaning provided in Section 2.03, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

     "PAYMENT DATE" means with respect to any Offer to Purchase, the date of purchase of the Notes pursuant thereto, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date a notice is mailed pursuant to such Offer to Purchase.

     "PERMITTED CUSTOMER ADVANCES" means obligations of the Company or any Restricted Subsidiary to repay money received by the Company or such Restricted Subsidiary from customers as bona fide prepayment for services to be provided by, or purchases to be made from, the Company or such Restricted Subsidiary.

     "PERMITTED INVESTMENT" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment, (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iv) stock, obligations or securities received in satisfaction of judgments.

     "PERMITTED LIENS" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section
4.03 of this Indenture, (1) to finance the cost (including the cost of improvement, transportation, development and design, installation, integration or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 6 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (or 60 days in the case of clause (i) of paragraph
(a) of Section 4.03) or (2) to refinance any Indebtedness previously so secured,
(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost (plus, in the case of any refinancing Indebtedness referred to in clause (vi)(a)(2) above, premiums, accrued interest, fees and expenses), and (c) any Lien permitted by this clause shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases permitted pursuant to clause (ix) above; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or such property becomes a part of, any Restricted Subsidiary; provided that such Liens
(a) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and (b) were not incurred in contemplation of the acquisition thereof; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts. futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(xviii) [intentionally omitted]; (xix) Liens (including Liens securing Prepayment Supports) on amounts of money or Temporary Cash Investments that each represent bona fide prepayments of at least $5 million on agreements for the long-term sale or lease of capacity on any satellite owned by the Company or a Restricted Subsidiary, but only to the extent that the amount of money or Temporary Cash Investments subject to any such Lien does not exceed the amount of such prepayment and reasonable interest thereon; (xx) Liens encumbering contracts between the Company or any Restricted Subsidiary and any third party customer relating to the use of a VSAT owned by the Company or any Restricted Subsidiary but only if, and so long as, the Indebtedness secured by any such Lien is also secured by a Lien permitted under clause (vi) of this definition encumbering such VSAT; and (xxi) Liens upon a satellite and components thereof during the period in which such satellite is being constructed, provided that
(a) such Liens (1) are for the benefit of only the manufacturer of such satellite or components and (2) secure only the obligation of the Company or any Restricted Subsidiary to pay the purchase price for such satellite or components and (b) such Liens are actually released upon, or prior to, the completion of construction of such satellite and prior to the launch or commencement of full operations of such satellite.

     "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED STOCK" means, with respect to any Person. all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

     "PREPAYMENT SUPPORT" means the reimbursement obligations of the Company or any Restricted Subsidiary in connection with any fully secured letter of credit or similar credit support issued by any third party in connection with the obligations of the Company or such Restricted Subsidiary to repay amounts received as bona fide prepayments of at least $5 million on agreements for the long-term sale or lease of capacity on a satellite owned by the Company or a Restricted Subsidiary.

     "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

     "REGISTER" has the meaning provided in Section 2.03.

     "REGISTRAR" has the meaning provided in Section 2.03.

     "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "REINVESTMENT YIELD" means 50 basis points over the yield to maturity implied by the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Redemption Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Redemption Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security having a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security having a maturity closest to and less than the Remaining Average Life.

     "RELEASED INDEBTEDNESS" means, with respect to any Asset Sale, Indebtedness
(i) which is owed by the Company or any Restricted Subsidiary (the "Obligors") prior to such Asset Sale, (ii) which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale and (iii) with respect to which the Obligors receive written, unconditional releases from each creditor, no later than the closing date of such Asset Sale.

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

     "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Redemption Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Redemption Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Redemption Date is not a date on which interest payments are due to be made under the terms of the new notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Redemption Date and required to be paid on such Redemption Date.

     "REPLACEMENT SATELLITE" means the replacement satellite for the satellite known as Telstar 11.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, means an officer within the Corporate Trust and Agency Group (or any successor or group of the Trustee), including vice president, assistant vice president, secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "RESTRICTED PAYMENTS" has the meaning provided in Section 4.04.

     "REPURCHASE OFFER" has the meaning ascribed thereto in the Warrant
Agreement.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "SPECIFIED DATE" means any Redemption Date, any Payment Date for an Offer to Purchase pursuant to Section 4.10 or Section 4.12 or any date on which the Securities are due and payable after an Event of Default.

     "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "SUBORDINATED INTERCOMPANY NOTE" means the 10% subordinated promissory note due July 30, 2006 to be issued by the Company on the Closing Date to Loral SpaceCom Corporation in exchange for a portion of the intercompany indebtedness owed by us to Loral SpaceCom Corporation on the Closing Date.

     "SUBORDINATED LORAL SPACE GUARANTY" means the subordinated guaranty of the Subordinated Intercompany Note executed by Loral Space in favor of the holder of the Subordinated Intercompany Note.

     "SUBORDINATED SUBSIDIARY GUARANTOR GUARANTIES" means the subordinated guaranties of the Subordinated Intercompany Note executed by the Subsidiary Guarantors in favor of the holder of the Subordinated Intercompany Note.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "SUBSIDIARY GUARANTEE" means the Guarantee of the Notes by any Restricted Subsidiary, substantially in the form of Exhibit C hereto.

     "SUBSIDIARY GUARANTORS" means, collectively, all Restricted Subsidiaries; provided that any person that becomes an Unrestricted Subsidiary in compliance with the "Limitation on Restricted Payments" covenant shall not be included in "Subsidiary Guarantors" after becoming an Unrestricted Subsidiary and none of the Subsidiaries transferred as part of the Data Business Transfer shall be Subsidiary Guarantors. In addition, notwithstanding any provision to the contrary in the Indenture, none of the Data Business Subsidiaries shall be Subsidiary Guarantors.

     "SUCCESSFUL LAUNCH" means, with respect to any satellite, the placing into orbit of such satellite in its assigned orbital position with at least 40% of the transponder capacity fully operational.

     "TAX" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

     "TAXING AUTHORITY" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

     "TELSTAR 10" means the satellite known as Telstar 10/Apstar IIR (formerly known as Orion 3), and any replacement for such satellite.

     "TELSTAR 11" means the satellite known as Telstar 11 (formerly known as Orion 1), and any replacement for such satellite.

     "TELSTAR 12" means the satellite known as Telstar 12 (formerly known as Orion 2), and any replacement for such satellite.

     "TELSTAR 11 SATELLITE CONTRACT" means the fixed price turnkey contract originally between British Aerospace Public Limited Company and Orion Atlantic for the design, construction, launch and delivery in orbit of Telstar 11.

     "TELSTAR 12 SATELLITE CONTRACT" means the spacecraft purchase agreement between us and Matra for construction and launch of Telstar 12.

     "TEMPORARY CASH INVESTMENT" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

     "TIA" or "TRUST INDENTURE ACT" means the United States Trust Indenture Act of 1939, as amended (15 U.S. Code sec.sec. 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

     "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other debt or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, in each case which is required to be paid within one year.

     "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

     "TT&C FINANCING" means the agreement, dated November 23, 1993, between General Electric Capital Corporation and Orion Atlantic, relating to borrowings by Orion Atlantic, which obligations have been assumed by the Company.

     "UNDERWRITERS" has the meaning as set forth in the Underwriting Agreement.

     "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated January 28, 1997 between the Company and Morgan Stanley & Co. Incorporated, for itself and the other Underwriters named therein.

     "UNITS" has the meaning provided in the recitals to this Indenture.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, (ii) any Subsidiary of an Unrestricted Subsidiary, (iii) each Data Business Subsidiary and (iv) International Technology Gateway (U.K.) Limited. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.04 of this Indenture, and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04 of this Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03 of this Indenture and (y) no Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "VSAT" means very small aperture terminal earth stations that can be installed on rooftops or elsewhere, with antennas as small as 0.8 meters but ranging in sizes of up to 3.6 meters in diameter.

     "WARRANT AGREEMENT" has the meaning provided in the Recitals to the Agreement.

     "WARRANTS" means the warrants to purchase Common Stock of the Company issued as part of a unit with each of the Notes and the Senior Notes.

     "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership, beneficially and of record, of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares and Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all references to Sections, Articles or Exhibits refer to Sections, Articles or Exhibits of this Indenture unless otherwise indicated; and

          (viii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections of the Securities Act or rules adopted by the Commission from time to time.

                                  ARTICLE TWO

                                   THE NOTES

     SECTION 2.01. FORM, DATING AND DENOMINATIONS. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibits A and B. The Notes may have notations, legends or endorsements required by law, stock exchange agreements or requirements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Notes shall be issued initially in the form of one or more global notes in registered form, substantially in the form set forth in Exhibit A (the "GLOBAL NOTES"), deposited with, or on behalf of, the Depositary, and registered in the name of the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Depositary shall credit on its book-entry registration and transfer system, the number of Notes represented by such Global Notes to the accounts of Participants designated by the Underwriters. Ownership of beneficial interest in such Global Notes will be limited to Participants or Indirect Participants. Each Global Note shall bear such legend as may be required or reasonably requested by the Depositary.

     Notes in definitive form, substantially in the form set forth in Exhibit B (the "CERTIFICATED NOTES"), shall be issuable only in fully registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof. The Certificated Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02.  EXECUTION AND AUTHENTICATION.   Subject to Article Four, the
aggregate principal amount of securities which may be authenticated and delivered under this Indenture is unlimited.

     Two Officers shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     Pursuant to and based upon a Company Order, the Trustee or an authenticating agent shall authenticate for original issue Notes registered in the name of the Depositary or the nominee of the Depositary or other Person, as specified in the Company Order, and shall deliver such Global Notes to the Depositary or pursuant to the Depositary's instructions or to such other Person; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication and delivery of the Notes. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and shall specify the aggregate principal amount of Notes then authorized.

     The Trustee may appoint an authenticating agent to authenticate Notes. If the appointment of such authenticating agent is not at the discretion and for the convenience of the Trustee, then such authenticating agent shall be compensated by the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so, except with regard to the original issuance of the Notes. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. The provisions of Sections 7.01, 7.02 and 7.07 hereof shall be applicable to any authenticating agent.

     SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Certificated Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Notes may be presented for payment (the "PAYING AGENT"), and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, in each case, located in the Borough of Manhattan, The City of New York, State of New York. The Registrar shall keep a register containing the names and addresses of all Holders (the "REGISTER") and of the transfer and exchange of Certificated Notes. Any notice to be given under this Indenture or under the Notes by the Trustee or the Company to Holders shall be mailed by first class mail to each Holder at its address as it appears at the time of such mailing in the Register. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise provided herein, the Company or any Subsidiary thereof may act as Paying Agent. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

     The Company initially appoints the Corporate Trust Office of the Trustee in the Borough of Manhattan located at the address set forth in Section 11.02 as Registrar. Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

     SECTION 2.04. HOLDERS TO BE TREATED AS OWNERS; PAYMENTS. (a) The Company, the Paying Agent, the Registrar, the Trustee and any agent of the Company, the Paying Agent, the Registrar or the Trustee may deem and treat each Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, and interest on such Note and for all other purposes. Neither the Company, the Paying Agent, the Registrar, the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note. So long as the Depositary is the registered holder of any Global Note, the Participants and Indirect Participants shall have no rights under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the sole owner and holder of such Notes represented by such Global Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on the Global Notes and for all other purposes. Notwithstanding the foregoing, nothing herein shall impair the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note. No beneficial owner of an interest in any Global Note shall be able to transfer such interest except in accordance with the Applicable Procedures.

     (b) The Holder of a Certificated Note at the close of business on the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Certificated Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13; provided that, in the event of an exchange of a Certificated Note for a beneficial interest in any Global Note subsequent to a Regular Record Date or any special record date and prior to or on the related Interest Payment Date, any payment of interest payable on such payment date with respect to any such Certificated Note shall be made to the Person in whose name such Certificated Note was registered on such record date.

     (c) Principal of, premium, if any, and interest on the Certificated Notes shall be payable at the office of the Paying Agent; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Holder as such address appears in the Register on the relevant record date. Any payment of principal or interest due on the Global Notes on any Interest Payment Date or at maturity will be made available by the Company to the Trustee by such date in accordance with Section 2.15. As soon as possible thereafter, such Trustee will make such payments to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing such Notes in accordance with existing arrangements between the Trustee and the Depositary. None of the Underwriters, the Company, the Trustees, or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Unless the Company, any Subsidiary or any Affiliate of any of them is the Paying Agent, money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(a) or
(b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Subsidiary of the Company acts as Paying Agent it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     SECTION 2.06. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, if any.

     Ownership of beneficial interest in Global Notes will be shown on, and the transfer of that ownership will be effective only through, records maintained by the Depositary for such Global Notes or by Participants or Indirect Participants. None of the Underwriters, the Company, the Trustees, or any Paying Agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 2.07. TRANSFER AND EXCHANGE. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.07 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     Except as set forth in this Section 2.07, the Global Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by the nominee of the Depositary to the Depositary or another nominee of the Depositary or by the nominee of the Depositary or by the Depositary of any such nominee to a successor of the Depositary or a nominee of each successor. Global Notes shall be exchangeable for corresponding Certificated Securities registered in the name of persons other than the Depositary if (A) the Depositary (i) notifies the Company that it is unwilling or unable to continue to act as Depositary for any of the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (B) there shall have occurred and be continuing an Event of Default with respect to the Notes; or (C) the Company delivers to the Trustee a Company Order that the Global Notes shall be so exchangeable. Any Certified Notes so issued shall be registered in such names and in such denominations as the Depositary shall request.

     Upon the exchange of a Global Note for Certificated Notes without coupons, in authorized denominations, such Global Note shall be cancelled by the Trustee. Certificated Notes issued in exchange for a Global Note pursuant to this Section
2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its Direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered.

     All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     SECTION 2.08. REPLACEMENT NOTES. If a mutilated Certificated Note is surrendered to the Registrar or the Trustee, if a mutilated Global Note is surrendered to the Company or the Trustee or if the Company and the Trustee receive evidence to their satisfaction that any Note has been lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement
Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if
(i) in the case of a lost, destroyed or stolen Note, the Holder of such Note furnishes to the Company, the Trustee and, in the case of a Certificated Note, the Registrar, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and (ii) an indemnity bond shall be posted by the Holder requesting replacement, sufficient in the judgment of each to protect the Company, the Registrar (in the case of a Certificated Note ), the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. Prior to the issuance of any such replacement Note, the Trustee shall notify the Company of any request therefor. The Company may charge such Holder for the Company's out-of-pocket expenses in replacing such Note and the Trustee may charge the Holder for the Trustee's expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes issued hereunder. The provisions of this
Section 2.08 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies against the Company and the Trustee with respect to the replacement of mutilated, lost, destroyed or stolen Notes.

     SECTION 2.09. OUTSTANDING NOTES. The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.01 and 8.02, on or after the date on which the conditions set forth in Section 8.01 or 8.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding.

Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

     If the principal amount of any Note is considered to be paid under Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company), in its capacity as such, holds on the Stated Maturity of a Note, on any Redemption Date or on any Payment Date, money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.10. TREASURY NOTES. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company, any Subsidiary of the Company, or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that the Trustee actually knows are so owned shall be so disregarded.

     SECTION 2.11. TEMPORARY NOTES. Until Certificated Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Certificated Notes.

     SECTION 2.12. CANCELLATION. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.12, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it.

     SECTION 2.13. DEFAULTED INTEREST. If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest plus (to the extent permitted by law) any interest payable on the defaulted interest in accordance with the terms hereof, to (a) the Persons who are Holders of Certificated Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest, and (b) if any Global Notes are outstanding on such payment date, to the Holder of the Global Notes on such payment date. The Company shall fix such special record date and payment date in a manner reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to the Trustee, each Holder of Certificated Notes, if any, and if the Global Notes are still outstanding, to the Holder thereof and the Depositary, a notice that states the special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest to be paid.

     SECTION 2.14. CUSIP, CINS OR ISIN NUMBER. The Company in issuing the Notes may use a "CUSIP," "CINS" or "ISIN" number, and if so, such CUSIP, CINS or ISIN number shall be included in notices of redemption, repurchase or exchange as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, CINS or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further that failure to use CUSIP, CINS or ISIN numbers in any notice of redemption, repurchase or exchange shall not affect the validity or sufficiency of such notice. The Company will promptly notify the Trustee of any change in the CUSIP, CINS or ISIN number.

     SECTION 2.15. DEPOSIT OF MONEYS. Prior to 12:00 noon, New York City time, on each Interest Payment Date, at the Stated Maturity of the Notes, on each Redemption Date, on each Payment Date and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Company shall deposit with the Paying Agent in immediately available funds, money (in United States dollars) sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date, Payment Date or Business Day, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date, Payment Date or Business Day, as the case may be.

     SECTION 2.16. ISSUANCE OF ADDITIONAL NOTES. The Company may, subject to Article Four of this Indenture, issue additional Notes under this Indenture. The Notes offered hereby and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                 ARTICLE THREE

                                   REDEMPTION

     SECTION 3.01. RIGHT OF REDEMPTION. (a) The Notes will be redeemable at the Company's option, in whole or in part, at any time or from time to time prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at a Redemption Price equal to (i) the principal amount of the new notes being redeemed, plus (ii) accrued and unpaid interest, if any, to the Redemption Date, plus (iii) the Make Whole Premium.

     (b) The Notes will also be redeemable, at the Company's option, in whole or in part, at any time or from time to time prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holders' last address as it appears in the Security Register, in an aggregate principal amount not to exceed $100 million, at a redemption price equal to (i) 101% of the principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest, if any, to the Redemption Date. Any such redemption shall be payable only out of Excess Cash Flow. The aggregate cumulative amount of any such redemption(s) shall be called the "EXCESS CASH FLOW REDEMPTION PAYMENTS."

     SECTION 3.02. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of (i) the clause of the Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount at Stated Maturity of Notes to be redeemed plus interest accrued thereon, if any, to the Redemption Date and (iv) the Redemption Price.

     The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 15 days before mailing the notice to Holders referred to in Section 3.01.

     SECTION 3.03. SELECTION OF NOTES TO BE REDEEMED. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

     SECTION 3.04. NOTICE OF REDEMPTION. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) the name and address of the Paying Agent;

          (d) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (e) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

          (f) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (g) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

          (h) that, if any Note contains a CUSIP, CINS, ISIN or other identification number as provided in Section 2.14, no representation is being made as to the correctness of the CUSIP, CINS, ISIN or other identification number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

          (i) the aggregate principal amount at Stated Maturity of Notes being redeemed.

     At the Company's request contained in a Company Order (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made to the Trustee at least 15 days before mailing the notice to Holders refined to in Section 3.01, the Trustee shall give such notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given. Notice of redemption shall be denied to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in
Section 2.05), in accordance with Section 2.15, money sufficient to pay the Redemption Price of, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06. PAYMENT OF NOTES CALLED FOR REDEMPTION. If notice of redemption has been given to Holders in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become irrevocably due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after any such Redemption Date (unless the Company shall default in the payment of Notes to be redeemed on such date at the Redemption Price, plus accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, plus accrued interest to the Redemption Date, provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.07. NOTES REDEEMED IN PART. Upon cancellation of any Note that is redeemed in part, the Company shall, at its expense, issue and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR

                                   COVENANTS

     SECTION 4.01. PAYMENT OF NOTES. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 A.M. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the installment.

     SECTION 4.02. ISSUANCES OF GUARANTEES BY NEW RESTRICTED SUBSIDIARIES. The Company will provide to the Trustee, on the date that any Person becomes a Restricted Subsidiary, a supplemental indenture to this Indenture, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior basis by such new Restricted Subsidiary of the Company's obligations under the Notes and this Indenture; provided that, in the case of any new Restricted Subsidiary that becomes a Restricted Subsidiary through the acquisition of a majority of its voting Capital Stock by the Company or any other Restricted Subsidiary, such guarantee may be subordinated to the extent required by the obligations of such new Restricted Subsidiary existing on the date of such acquisition that were not incurred in contemplation of such acquisition. A Subsidiary Guarantor shall be released from its Subsidiary Guaranty in the event all the Capital Stock of such Subsidiary Guarantor is sold in compliance with the provisions of this Indenture to a person other than the Company or any of its Restricted Subsidiaries.

     SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Subsidiary Guarantees and Indebtedness existing on the Closing Date, including the Existing Notes not exchanged for Notes, the Subordinated Intercompany Note and the Subordinated Subsidiary Guarantor Guaranties); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 5 to 1.

     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (i) Indebtedness outstanding at any time that is Incurred to finance the purchase or construction of (and related launch, insurance, and other costs with respect to) the Replacement Satellite;

     provided, however, that the amount of any such Indebtedness shall not exceed (x) $100,000,000 plus (y) the aggregate amount of all Excess Cash Flow Redemption Payments actually made as of such date plus (z) the amount of any Designated Equity Proceeds: except to the extent such amount of Designated Equity Proceeds is used as a basis to Incur Indebtedness pursuant to clause (viii) of this paragraph (a), to make Investments or to make Restricted Payments; provided further, that any such Indebtedness shall be Incurred contemporaneously with the purchase of the Replacement Satellite or within sixty (60) days thereafter (or Incurred to refinance, renew or replace such Indebtedness); and provided further, that if such Indebtedness is Incurred to finance the construction of the Replacement Satellite, any such Indebtedness shall be Incurred within 60 days after the completion of construction of such Replacement Satellite;

          (ii) Indebtedness owed (A) to the Company or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

          (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (ii), (iv), (vi) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes, the Subsidiary Guaranties or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes or the Subsidiary Guaranties are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or the Subsidiary Guaranties, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the Subsidiary Guaranties, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or the Subsidiary Guaranties, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Subsidiary Guaranties at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Subsidiary Guaranties, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described in Section 8.02 of this Indenture;

          (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guaranty of such Indebtedness is permitted by and made in accordance with Section 4.02;

          (vii) Indebtedness not to exceed $5,000,000 at any time outstanding Incurred to finance the cost (including the cost of design, development, construction, installation, improvement, transportation or integration) of equipment (other than satellites) or inventory acquired by the Company or a Restricted Subsidiary after the Closing Date;

          (viii) Indebtedness of the Company not to exceed, at any one time outstanding, the Net Cash Proceeds received by the Company after the Closing Date from Designated Equity Proceeds, except to the extent such amount of Designated Equity Proceeds is used to Incur Indebtedness pursuant to clause (i) of this paragraph, to make Investments or to make Restricted Payments; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; and

          (ix) indemnification obligations by the Company and its Restricted Subsidiaries in favor of former Subsidiaries ("Transferred Subsidiaries") of the Company transferred pursuant to the Data Business Transfer against amounts (including guarantee payments) paid or expenses incurred by such Transferred Subsidiaries under their Guarantees of the Existing Notes.

     (b) For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     (c) In the event that the Company or any Restricted Subsidiary shall repay any Indebtedness (other than the Notes) pursuant to clause (i)(A) of Section
4.11 of this Indenture, the aggregate amount of Indebtedness which may otherwise be Incurred under clause (viii) of paragraph (a) of this Section 4.03 shall be reduced by the amount of such repayment. The Company shall designate how much of such reduction shall be applied to each such clause.

     (d) Notwithstanding any other provision of this Section 4.03, (i) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies and (ii) the Company and each Subsidiary Guarantor may not incur any Indebtedness other than Acquired Indebtedness that is expressly subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is also expressly made subordinate to the Notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be, at least to the extent that such Indebtedness is subordinated to such other Indebtedness; provided that the limitation in this clause (ii) shall not apply to distinctions between categories of unsubordinated Indebtedness which exist by reason of (a) any liens or other encumbrances arising or created in respect of some but not all unsubordinated Indebtedness, (b) intercreditor agreements between holders of different classes of unsubordinated Indebtedness or (c) different maturities or prepayment provisions.

     SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing
Date) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company, any Subsidiary Guarantor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company and its Wholly Owned Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or of any Subsidiary Guarantor that is subordinated to the Subsidiary Guaranties (other than, in each case, the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition) or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "RESTRICTED PAYMENTS") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) an Event of Default shall have occurred and be continuing, (B) except with respect to Investments in Restricted Subsidiaries and dividends on the Common Stock of any Subsidiary Guarantor paid to the Company or any Restricted Subsidiary, the Company could not Incur at least $1.00 of Indebtedness under the first sentence of paragraph (a) of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date (after giving pro forma effect to the proposed Restricted Payment) shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.18 plus (2) the aggregate amount of Designated Equity Proceeds received by the Company after the Closing Date, except to the extent such amount of Designated Equity Proceeds is used as a basis to Incur Indebtedness pursuant to clause (i) or (viii) of paragraph (a) under Section 4.03, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     (b) The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph (a);

          (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of paragraph (a) of Section 4.03;

          (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company;

          (iv) [intentionally omitted];

          (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the Article Five;

          (vi) [intentionally omitted]; and

          (vii) Investments to the extent the amount invested consists solely of an amount of Designated Equity Proceeds received within six months of the Investment, except to the extent such amount of Designated Equity Proceeds was used as a basis to Incur Indebtedness pursuant to clause (i) or (viii) of paragraph (a) of Section 4.03 or to make other Restricted Payments.

provided that, except in the case of clauses (i) and (iii), no Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii)) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments.

     Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

     SECTION 4.05.  [Intentionally omitted].

     SECTION 4.06. LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (i) to the Company or a Wholly Owned Restricted Subsidiary;

          (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

          (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under
     Section 4.04, if made on the date of such issuance or sale; and

          (iv) issuances or sales of Common Stock of any Restricted Subsidiary, the Net Cash Proceeds of which are promptly applied pursuant to clause
     (i)(A) or (i)(B) of the second paragraph of Section 4.10 of this Indenture; provided that at no time may a Restricted Subsidiary, the Common Stock of which his been issued or sold pursuant to this clause (iv), be the owner of a satellite.

     SECTION 4.07.  LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND
AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a

Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view, (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries, (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company, (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes, (v) any Restricted Payments not prohibited by Section 4.04, (vi) Kingston's and Matra's rights to commissions and other payments under sales representation or ground operation agreements, Matra's rights to payments, including without limitation incentive payments, under the Telstar 11 Satellite Contract and Telstar 12 Satellite Contract, and Kingston's rights to payments for services under network monitoring contracts, in each case as in effect on the Closing Date and with such extensions, amendments and renewals that may be entered into on terms at least as favorable to the Company or its Restricted Subsidiaries, as the case may be, as the terms of agreements in effect on the Closing Date, or (vii) the Data Business Transfer or the issuance of the Subordinated Intercompany Note. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.07 and not covered by clauses (ii) through (vii) of this paragraph, the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or
(B) above.

     SECTION 4.08. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

     The foregoing limitation does not apply to the following:

          (i) Liens existing on the Closing Date provided that such Liens shall secure only those obligations which they secure on the Closing Date;

          (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

          (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

          (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of paragraph (a) of Section 4.03 of this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; or

          (v) Permitted Liens.

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on Telstar 11, Telstar 12 or Telstar 10 (or any replacement satellite therefor) that secures Indebtedness, other than pursuant to clauses (vi) or (xxi) of the definition of Permitted Liens.

     SECTION 4.09. LIMITATION ON SALE-LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease constitutes Indebtedness and secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale or transfer in accordance with clause (i)(A) or (i)(B) of the second paragraph of Section 4.10 of this Indenture.

     SECTION 4.10. LIMITATION ON ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) such sale is on an arms-length basis and the consideration received by the Company or such Restricted Subsidiary (including the amount of any Released Indebtedness) is at least equal to the fair market value of the assets sold or disposed of, as determined (a) by the Board of Directors of the seller thereof or (b) if the purchase price for such Asset Sale equals or exceeds $10,000,000, a fairness opinion by a nationally recognized appraisal, accounting or investment banking firm addressed to the Company and delivered by the Company to the Trustee, and (ii) at least 85% of the consideration received (excluding the amount of any Released Indebtedness) consists of cash or Temporary Cash Investments or any property or assets that are referred to in clause (B) of the next paragraph.

     In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries has been filed pursuant to Section 4.18, then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Restricted Subsidiary owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section
4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.10 totals at least $10 million, the Company must commence, not later than the 15th Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the outstanding principal amount of the Notes, plus accrued interest (if any) to the Payment Date.

     SECTION 4.11. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company, in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.

     SECTION 4.12. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL. The Company shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the outstanding principal amount of the Notes, plus accrued interest (if any) to the Payment Date.

     SECTION 4.13. EXISTENCE. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Restricted Subsidiary, provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than of the Company), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Restricted Subsidiary.

     SECTION 4.14. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge and shall cause each Restricted Subsidiary to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Restricted Subsidiary, providedthat the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or by the Company and its Restricted Subsidiaries where the failure to effect such payment is not adverse in any material respect to the Holders.

     SECTION 4.15. MAINTENANCE OF PROPERTIES AND INSURANCE. The Company shall maintain (a) in-orbit insurance with respect to Telstar 11, Telstar 12 and Telstar 10 in an amount at least equal to the cost to replace such satellite with a satellite of comparable or superior technological capability (as estimated by the Board of Directors) and having at least as much transmission capacity as such satellite, and (b) with respect to each other satellite to be launched by the Company or any Restricted Subsidiary and each replacement satellite therefor, (i) launch insurance with respect to each such satellite covering the period from the launch of such satellite to 180 days following such launch in an amount equal to or greater than the sum of (A) the cost to replace such satellite pursuant to the contract pursuant to which a replacement satellite will be constructed, (B) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (C) the cost of launch insurance for such satellite or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, the Company's best estimate of the cost of such comparable insurance and (ii) at all times subsequent to 180 days after the launch (if it is a Successful Launch) of each such satellite, in-orbit insurance in an amount at least equal to the cost to replace such satellite with a satellite of comparable or superior technological capability (as estimated by the Board of Directors) and having at least as much transmission capacity as such satellite was designed to have. The in-orbit insurance required by this Section 4.15 shall provide that, if 50% or more of a satellite's initial capacity is lost, the full amount of insurance will become due and payable, and that, if a satellite is able to maintain more than 50% but less than 90% of its initial capacity, a pro rata portion of such insurance will become due and payable. The insurance required by this Section 4.15 shall name the Company and/or any Subsidiary Guarantor as the sole loss payee or payees, as the case may be, thereof.

     In the event that the Company (or a Subsidiary Guarantor) receives proceeds from insurance relating to any satellite, the Company (or a Subsidiary Guarantor) may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite (other than Telstar 11) that is required to be repaid by reason of the loss giving rise to such insurance proceeds. The Company (or a Subsidiary Guarantor) may use the remainder of such proceeds to develop, construct, launch and insure a replacement satellite (including components for a related ground spare) if (i) such replacement satellite is of comparable or superior technological capability as compared with the satellite being replaced and has at least as much transmission capacity as the satellite being replaced and (ii) the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such replacement satellite and for one year thereafter and to develop, construct, launch and insure (in the amounts required by the preceding paragraph) such replacement satellite, provided that such replacement satellite is scheduled to be launched within 26 months of the receipt of such proceeds. Any such proceeds not used as permitted by this
Section 4.15 shall be applied, within 90 days, to reduce Indebtedness of the Company or shall constitute "Excess Proceeds" for purposes of Section 4.10.

     The Company shall further provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds considered reasonable by the Company in the conduct of its business.

     The Company shall cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.15 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is not disadvantageous in any material respect to the Holders.

     SECTION 4.16. COMPLIANCE CERTIFICATES. Both of the two principal accounting officers of the Company and each Subsidiary Guarantor shall certify, on or before a date not more than 90 days after the end of each fiscal year of the Company, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries or such Subsidiary Guarantor, as the case may be, and the Company's and its Restricted Subsidiaries' or such Subsidiary Guarantor's, as the case may be, performance under the Indenture and that the Company and each Subsidiary Guarantor have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company shall also notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture. The Company shall also comply with the other provisions of Section 314(a) of the TIA.

     SECTION 4.17. NOTICE OF DEFAULTS. In the event that the Company or any Subsidiary Guarantor becomes aware of any Event of Default, the Company or such Subsidiary Guarantor, as the case may be, promptly after it becomes aware thereof, will deliver to the Trustee an Officer's Certificate specifying such Event of Default and what actions the Company or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto.

     SECTION 4.18. COMMISSION REPORTS AND REPORTS TO HOLDERS. Whether or not the Company is required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall, at the Company's expense, supply the Trustee and each Holder, or shall supply to the Trustees for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

     SECTION 4.19. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.20. REPLACEMENT SATELLITE. Prior to the purchase or construction of the Replacement Satellite, the Company shall provide to the Trustee a written opinion from an independent party qualified in making such determination that the purchase price or construction cost, as the case may be, of the Replacement Satellite is consistent with then prevailing market prices for comparable satellites.

     SECTION 4.21. RATING. The Company shall use its best efforts from the Closing Date to obtain a rating from Moody's or, if no such rating can be so obtained from Moody's, S&P, with respect to the Notes.

     SECTION 4.22. BUSINESS ACTIVITIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in (i) any business other than any of the lines of business conducted by it or by such Restricted Subsidiaries on the Closing Date, including the ownership and operation of geosynchronous satellites through which the Company and the Restricted Subsidiaries provide fixed satellite services such as video distribution and other satellite transmission services such as transmission capacity for cable and television programmers, news and information networks, telecommunications companies, internet services providers and other carriers for a variety of applications, and (ii) any business reasonably related thereto.

     SECTION 4.23. PAYMENTS FOR CONSENT. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Loral Space Guaranty or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.24.  OVERRIDING PROVISIONS REGARDING DATA BUSINESS
SUBSIDIARIES. Each Data Business Subsidiary shall be permitted to transfer assets and liabilities owned or owed by it comprising the Data Business (as determined in good faith by any Executive Officer of the Company) to the Company. The Company and each Data Business Subsidiary shall each be permitted to transfer assets and liabilities comprising the Data Business (as reasonably determined by any Executive Officer of the Company) to Loral SpaceCom Corporation, a Delaware Corporation ("LSC") or any of its affiliates (including Loral Space & Communications Corporation, a Delaware corporation, and its Subsidiaries); provided, that, in consideration for such transfers by the Company to LSC or its affiliates, LSC or such affiliates shall reduce indebtedness owing by the Company to LSC or such affiliates by $50,000,000 in the aggregate. The Company may issue notes to any Data Business Subsidiary in consideration for all or a portion of the purchase price for such assets. If determined by the relevant parties to the transfers, the Company and its Subsidiaries may, in connection with such asset transfers in which transfer of title is delayed for any reason, continue to operate such Data Business Subsidiaries and the Data Business (and provide funds to the Data Business Subsidiaries for such purpose) for the benefit (and at the direction) of the Company (in the case of transfers to the Company by any Data Business Subsidiary) and for the benefit (and at the direction) of LSC or its affiliates (in the case of any asset transfer to LSC or any of its affiliates), as applicable, provided that, in the case of any transfer to LSC or its affiliates, LSC or one or more affiliates shall have agreed to bear all the costs of operating such assets pending completion of such transfer. The

Company and its Subsidiaries shall not be required to comply with any provision of this Indenture in connection with the transactions contemplated by this
Section 4.24. The provisions of this Section 4.24 shall override any provisions in the Indenture or the Notes that are in conflict or inconsistent with the provisions of this Section 4.24.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

     SECTION 5.01. MERGER, CONSOLIDATION, AND SALE OF ASSETS. Each of the Company and each Subsidiary Guarantor will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in a series of related actions) to, any Person or permit any Person to merge with or into the Company or any Subsidiary Guarantor unless:

          (i) the Company or any Subsidiary Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or Subsidiary Guarantor) formed by such consolidation or into which the Company or any Subsidiary Guarantor, as the case may be, is merged or that acquired or leased such property and assets of the Company or any Subsidiary Guarantor, as the case may be, shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustees, all of the obligations of the Company or any Subsidiary Guarantor, as the case may be, on all of the Notes and under the Indenture;

          (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) if such transaction involves the Company or any Significant Subsidiary thereof, immediately after giving effect to such action on a pro forma basis, the Company, or any Person becoming the successor to the Company as obligor on the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (iv) if such transaction involves the Company or any Significant Subsidiary thereof, immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first sentence of paragraph (a) of Section 4.03; provided that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and

          (v) the Company or Subsidiary Guarantor, as the case may be, delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv), if applicable) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that a conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     SECTION 5.02. SUCCESSOR SUBSTITUTED. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company or any Subsidiary Guarantor, as the case may be, in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or such Subsidiary Guarantor is merged or to which such sale, conveyance, or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or such Subsidiary Guarantor herein and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Notes and its Subsidiary Guarantee.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

     SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" shall occur with respect to the Notes if:

          (a) the Company defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) the Company defaults in the performance of or breaches Section
     5.01 of this Indenture or fails to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.12 of this Indenture;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to (A) any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created or (B) the TT&C Financing or any refinancing thereof which is secured by substantially the same collateral, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

          (i) any Notes Guaranty shall cease to be, or shall be asserted in writing by the Company or any Guarantor not to be, in full force and effect or enforceable in accordance with their respective terms; or

          (j) the occurrence of an "Event of Default" described in the Loral Space Guaranty.

     SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 of this Indenture that occurs with respect to the Company or any Subsidiary Guarantor, as the case may be, or an Event of Default of the type described in clause 8 or 9 of the definition of Event of Default under the Loral Space Guaranty occurs with respect to Loral Space) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Subsidiary Guarantor or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) above occurs with respect to the Company or an Event of Default of the type described in clause 8 or 9 of the definition of Event of Default under the Loral Space Guaranty occurs with respect to Loral Space, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Principal of, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04. WAIVER OF PAST DEFAULTS. Subject to Section 9.02, at any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.05. CONTROL BY MAJORITY. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not consistent with any such direction received from Holders of such Notes.

     SECTION 6.06. LIMITATION ON SUITS. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     For purposes of Section 6.05 and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders, with respect to this Indenture or the Notes or otherwise under law. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.  Subject to Sections
6.04 and 9.02, notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which shall not be impaired or affected without the consent of such Holder; provided, however, that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

     SECTION 6.08. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Company covenants that, if

          (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the

Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for all amounts due under Section 7.07;

          Second: to Holders for amounts then due and unpaid for principal of, premium. if any, and interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, if any, respectively; and

          Third: the balance, if any, to the Person or Persons entitled thereto.

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

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may test reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders continue as though no such proceeding had been instituted.

     SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 6.15. PAYMENT OF MAKE WHOLE PREMIUM. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that it would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent Make Whole Premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

     SECTION 7.01. GENERAL. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

     SECTION 7.02. CERTAIN RIGHTS OF TRUSTEE. Subject to TIA Sections 315(a) through (d):

          (a) except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth and correctness of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (c) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (d) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers Certificate;

          (e) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (g) the Trustee may rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person and shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (j) before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to
     Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Company's use or application of the proceeds from the Notes, (iii) shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and
(iv) shall not be responsible for any statement of any other party contained herein or in the Notes. The Trustee shall not be charged with knowledge of any Event of Default unless (i) a Responsible Officer of the Trustee assigned to its Corporate Trustee Administration Department (or successor department or group) shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof at its Corporate Trust office from the Company or any Holder. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 7.05. NOTICE OF DEFAULT. If any Event of Default occurs and is continuing and if the Trustee shall have received written notification or a Responsible Officer charged with the administration of this Indenture shall have obtained knowledge, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of such Event of Default within 90 days after such knowledge, unless such Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. To the extent required by TIA Section 313(a), within 60 days after May 15 of each year commencing with 2002 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder the Trustee's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Holders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and the Trustee shall comply with TIA Section 313(d).

     SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such reasonable compensation as shall be agreed upon in writing for its services. The reasonable compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express agent. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and each of its directors, officers and employees for, and hold each such Person harmless against, any loss or liability or expense incurred by such Person without negligence or bad faith on the Trustee's part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in win to pay principal of, premium, if any, and interest on particular Notes.

     Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     The provisions of this Section 7.07 shall survive the termination of the Indenture.

     SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company.

     The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal; provided that at such date no Event of Default shall have occurred and be continuing.

     Except as provided in the second sentence of the preceding paragraph, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     Subject to Section 6.11, if the Trustee is no longer qualified or eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue indefinitely for the benefit of the retiring Trustee.

     SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     SECTION 7.10. ELIGIBILITY. This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall be subject to TIA Section 310(b), subject to the penultimate paragraph thereof.

     SECTION 7.11. MONEY HELD IN TRUST. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the

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

Trustee need not be segregated from other funds except to the extent required by law, and except for money held in under Article Eight of this Indenture.

     SECTION 7.12. WITHHOLDING TAXES. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all U.S. withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection herewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

     SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS. Except as otherwise provided in this Section 8.01, each of the Company and the Guarantors may terminate its obligations under the Notes and this Indenture if:

          (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes for whose payment money or securities have theretofore been held in and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (b) (i) all such Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds solely for the benefit of the Holders of such Notes for that purpose, money or Government Securities sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, (v) if at such time the Notes are listed on a national securities exchange, the Notes will not be delisted as a result of such deposit, defeasance and discharge, and (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (a), the Company's obligations under
Section 7.07 shall survive. With respect to the foregoing clause (b), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.13, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes have matured or have been redeemed. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture, and the Subsidiary Guarantor's obligations under the Guarantee and this Indenture, except for those surviving obligations specified above.

     SECTION 8.02. DEFEASANCE AND DISCHARGE OF INDENTURE. The Company and the Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the

123rd day after the date of the deposit referred to in clause (a) of this
Section 8.02 and the provisions of this Indenture will no longer be in effect with respect to the Notes if:

          (a) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee and has conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to money and/or Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and Notes;

          (b) such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both could become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit;

          (d) the Company shall have delivered to the Trustee (i) either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize additional income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or (B) an Opinion of Counsel to the same effect as the ruling described in clause (A) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the Closing Date such that a ruling from the Internal Revenue Service is no longer required and
     (ii) an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and
     (B) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (e) if at such time the Notes are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

          (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the post deposit period referred to in clause (d)(ii)(B) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.13, 4.01, 4.02, 7.07, 7.08,
8.04, 8.05 and 8.06 shall survive until the Notes mature or are redeemed. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (d)(i) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under the first sentence of Section 4.01, then the Company's obligations under such sentence shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

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

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Notes, any Notes Guaranty and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 8.03. DEFEASANCE OF CERTAIN OBLIGATIONS. The Company and the Subsidiary Guarantors may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.02 through
4.17 (except for any covenant otherwise required by the TIA), and clauses (c) and (d) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (e) of Section 6.01 with respect to Sections 4.03 through 4.17, except as aforesaid, and clause (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes and Loral Space shall not be required to comply with analogous provisions of the Loral Space Guaranty and the analogous provisions of the Loral Space Guaranty shall not be Loral Space Events of Default if:

          (a) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee and has conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to money and/or Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and Notes;

          (b) such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both could become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit;

          (d) the Company shall have delivered to the Trustee (i) either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize additional income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, deference and discharge had not occurred, or (B) an Opinion of Counsel to the same effect as the ruling described in clause (A) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the Closing Date such that a ruling from the Internal Revenue Service is no longer required and
     (ii) an Opinion of Counsel the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and
     (B) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (e) if at such time the Notes are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

          (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

     SECTION 8.04. APPLICATION OF TRUST MONEY. Subject to Sections 8.05 and 8.06, the Trustee or Paying Agent shall hold in trust money or Government Securities deposited with it pursuant to

Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Securities in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.05. REPAYMENT TO COMPANY. Subject to Sections 7.07, 8.01. 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from, all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.01. 8.02 or 8.03. as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

     SECTION 8.07. DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT. If, in the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes pursuant to Section
8.03 and such Notes are declared due and payable because of an Event of Default that remains applicable, and the amount of money and/or Government Securities on deposit with the Trustee is insufficient to pay amounts due on such Notes due to a declaration of acceleration under Section 6.02, the Company will remain liable for such payments.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, when authorized by Board Resolution, and the Trustee may amend or supplement this Indenture, and the Notes without notice to, or the consent of, any Holder:

          (a) to cure any ambiguity, defect or inconsistency in this Indenture, provided that, in the good faith opinion of the Board of Directors as evidenced by the Board Resolution providing authorization therefor, such amendments or supplements do not materially and adversely affect the interests of the Holders;

          (b) to comply with Article Five;

          (c) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

          (e) to make any change that, in the good faith opinion of the Board of Directors evidenced by a Board Resolution providing authorization therefor, does not materially and adversely affect the rights of the Holders;

          (f) to add any additional Events of Default; or

          (g) to add a Subsidiary Guarantor.

     SECTION 9.02. WITH CONSENT OF HOLDERS. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), the Subsidiary Guarantors and the Trustee May amend this Indenture and the Notes with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

          (iii) change the place or currency of payment of principal of, or premium. if any, or interest on, any Note;

          (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

          (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture;

          (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

          (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

          (viii) release the Guarantors from their Note Guarantees except pursuant to Section 4.02.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03. REVOCATION AND EFFECT OF CONSENT. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date any such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Certificated Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders of Certificated Notes at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Certificated Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (a) through
(h) of Section 9.02. In case of an amendment or waiver of the type described in clauses (a) through (h) of Section 9.02. the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of such consenting Holder.

     SECTION 9.04. NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     SECTION 9.05. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. The Trustee shall execute any such amendment, supplement or waiver upon satisfaction of the conditions precedent thereto contained herein unless such amendment, supplement or waiver adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.06. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN

                               GUARANTEE OF NOTES

     SECTION 10.01. SUBSIDIARY GUARANTEE. Subject to the provisions of this Article Ten, each Subsidiary Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, and accrued interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever, and covenants that its Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Section 8.01, Section 8.02 and Section 8.03 (subject to Section 8.06). The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Article Ten. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor jointly and severally, for the purpose of this Article Ten. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under each Guarantee provided for in this Article Ten.

     If the Trustee or the Holder of any Note is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

     Each Subsidiary Guarantor hereby further agrees that its obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

     Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; provided that each Subsidiary Guarantor agrees that any such claim for contribution that such Subsidiary Guarantor may have against any other Subsidiary Guarantor shall be subrogated to the prior payment in full, in cash, of all obligations owed to Holders under or in respect of the Notes.

     Each Subsidiary Guarantor hereby irrevocably defers, until the principal of, premium, if any, and interest on the Notes shall have been paid in full, any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits.

     Each Subsidiary Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

     SECTION 10.02. OBLIGATIONS UNCONDITIONAL. Subject to Section 10.05, nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among each Subsidiary Guarantor and the Holders, the obligation of each Subsidiary Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of each Subsidiary Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

     Without limiting the foregoing, nothing contained in this Article Eleven will restrict the right of the Trustee or the Holders to take any action to declare the Guarantee to be due and payable prior to the Stated Maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

     SECTION 10.03. NOTICE TO TRUSTEE. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of its Guarantee pursuant to the provisions of this Article Ten.

     SECTION 10.04. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, premium, if any, or accrued interest on the Notes by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

     SECTION 10.05. NET WORTH LIMITATION. Notwithstanding any other provision of this Indenture or the Notes, the Guarantee shall not be enforceable against any Subsidiary Guarantor in an amount in excess of the net worth of such Subsidiary Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such Guarantee. The Subsidiary Guarantor's net worth shall include any claim of the Subsidiary Guarantor against the Company or any other Guarantor (including the Parent Guarantor) for reimbursement and any claim against any other Guarantor (including the Parent Guarantor) for contribution.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

     SECTION 11.01. TRUST INDENTURE ACT OF 1939. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 11.02. NOTICES. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail or telecopier communication, addressed as follows, and received by the addressee:

     if to the Company or the Subsidiary Guarantors:

       Loral CyberStar, Inc.
       c/o Loral SpaceCom Corporation
       600 Third Avenue
       NY, NY 10016
       Telecopier No: (212) 338-5320
       Attention: Avi Katz

     with a copy to:

       Willkie Farr & Gallagher
       787 Seventh Avenue
       New York, New York 10019
       Telecopier No.: (212) 728-8111
       Attention: Bruce R. Kraus, Esq.

     if to the Trustee:

       Bankers Trust Company
       4 Albany Street, 4th Floor
       Mailstop 5041
       New York, NY 10006
       Telecopier No.: (201) 593-6527
       Attention: Corporate Trust and Agency Group

     with a copy to:

       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       125 West 55th Street
       New York, NY 10019
       Telecopier No.: (212) 424-8500
       Attention: Rachel B. Coan, Esq.

     The Company, the Trustee or the Depositary by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder of a Certificated Note shall be mailed to him at his address as it appears on the Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder as provided herein or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by mason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 11.03. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.04. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 11.05. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.05.

          (b) The ownership of Notes shall be proved by the Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

        (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

     If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07. PAYMENT DATE OTHER THAN A BUSINESS DAY. If an Interest Payment Date, Redemption Date, Payment Date or Stated Maturity of any Note shall not be a Business Day, then payment of principal amount of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity of such Note, provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date or Stated Maturity, as the case may be.

     SECTION 11.08. GOVERNING LAW. This Indenture and the Notes shall be governed by the laws of the State of New York.

     SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person, as such, of the Company or any Guarantor or of any successor Person thereof, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

     SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 11.13. SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


LORAL CYBERSTAR, INC.                          BANKERS TRUST COMPANY, as Trustee

By:                                            By:
---------------------------------------------- ----------------------------------------------
     Name:                                     Name:
     Title:                                    Title:

                                    SUBSIDIARY GUARANTORS

LORAL ASIA PACIFIC SATELLITE (HK) LIMITED

By:
----------------------------------------------
    Name:
    Title:

LORAL CYBERSTAR HOLDINGS, L.L.C.

By:
----------------------------------------------
    Name:
    Title:

LORAL CYBERSTAR INTERNATIONAL, INC.

By:
----------------------------------------------
    Name:
    Title:

                                                                       EXHIBIT A

                              FORM OF GLOBAL NOTE

                                 [FACE OF NOTE]

THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS
NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(A) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (III) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF LORAL CYBERSTAR, INC.

                             LORAL CYBERSTAR, INC.

                            10% SENIOR NOTE DUE 2006

                                                            CUSIP [____________]
                                                                       $________
No. _____

        Issue Date:  [December [  ], 2001]

     LORAL CYBERSTAR, INC., a Delaware corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value
received, promises to pay to           , or its registered assigns, the
principal sum of           United States Dollars (U.S.$       ) on July 15,
2006.

     Interest Payment Dates:  January 15 and July 15, commencing July 15, 2002.

     Regular Record Dates:  January 1 and July 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth hereon.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:                                     LORAL CYBERSTAR, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

This is one of the 10% Senior Notes due 2006 described in the within-mentioned Indenture.

                                          BANKERS TRUST COMPANY,
                                          as Trustee

                                          By:
                                            ------------------------------------
                                              Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                             LORAL CYBERSTAR, INC.

                            10% SENIOR NOTE DUE 2006

1. PRINCIPAL AND INTEREST.

     Loral Cyberstar, Inc. (the "COMPANY") will pay the principal of this Note on July 15, 2006.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest on the Notes shall accrue at the rate of 10% per annum (the "INTEREST RATE") and shall be payable in U.S. dollars in cash semi-annually on January 15 and July 15 (each an "INTEREST PAYMENT DATE") to be paid to the person in whose name this Note is registered as of the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day); provided that no interest shall be payable on the principal amount of the note prior to July 15, 2002. From and after July 15, 2002, the Notes will pay interest semi-annually in cash on January 15 and July 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will accrue from October 15, 2001 for the first Interest Payment Date of July 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate of 12% per annum.

2. METHOD OF PAYMENT.

     The Company will pay interest and principal to the Depositary, with respect to any Global Note held by the Depositary. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. PAYING AGENT AND REGISTRAR.

     Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without notice in accordance with the Indenture. The Company, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4. INDENTURE; ISSUANCE OF ADDITIONAL NOTES.

     This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Senior Notes due 2006, issued and to be issued under an Indenture dated as of December [ ], 2001 (the "INDENTURE"), between the Company, certain subsidiaries of the Company, as Subsidiary Guarantors, and Bankers Trust Company, as trustee (the "TRUSTEE"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are unsecured senior indebtedness of the Company. The Company may, subject to Article Four of the Indenture, issue additional Notes under the Indenture.

5. OPTIONAL REDEMPTION.

     The Notes will be redeemable at the Company's option, in whole or in part, at any time or from time to time prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the Security Register, at a Redemption Price equal to
(i) the principal amount of the new notes being redeemed, plus (ii) accrued and unpaid interest, if any, to the Redemption Date, plus (iii) the Make Whole Premium.

     The Notes will also be redeemable, at the Company's option, in whole or in part, at any time or from time to time prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holders' last address as it appears in the Security Register, in an aggregate principal amount not to exceed $100 million, at a redemption price equal to (i) 101% of the principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest, if any, to the Redemption Date. Any such redemption shall be payable only out of Excess Cash Flow.

6. SELECTION OF NOTES FOR PARTIAL REDEMPTION; EFFECT OF REDEMPTION NOTICE.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Upon the giving of any redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such Notes will then cease to be outstanding.

7. NOTICE OF REDEMPTION.

     Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holders to be redeemed at such Holder's registered address as it appears in the Register.

8. REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of any Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

9. DENOMINATION.

     This Global Note is in fully registered form without coupons and is denominated in an amount equal to $1,000 of principal amount or an integral multiple thereof and is transferable only in accordance with the Indenture. This
Note is a Global Note.

10. PERSONS DEEMED OWNERS.

     The holder of this Note shall be treated as the owner of this Note for all purposes.

11. UNCLAIMED MONEY.

     If money for the payment of principal, premium, if any, and interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

     If the Company deposits with the Trustee money or Government Securities sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or Stated Maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, or (b) the Company will be discharged from certain covenants set forth in the Indenture.

13. AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14. RESTRICTIVE COVENANTS.

     The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries, among other things, to Incur additional Indebtedness, create Liens; pay dividends or make distributions in respect of their Capital Stock; make Investments or make certain other Restricted Payments; engage in Asset Sales; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or Affiliates; or, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

15. SUCCESSOR PERSONS.

     Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

16. DEFAULTS AND REMEDIES.

     The following events will be defined as "EVENTS OF DEFAULT" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) defaults in the performance or breach of the provisions of Section
5.01 of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.12 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to (A) any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

(B) the TT&C Financing or any refinancing thereof which is secured by substantially the same collateral (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
(h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; (i) any Notes Guaranty shall cease to be, or shall be asserted in writing by the Company or any Subsidiary Guarantor not to be, in full force and effect or enforceable in accordance with their respective terms; or (j) the occurrence of an "Event of Default" described in the Loral Space Guaranty.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 of the Indenture that occurs with respect to the Company or any Subsidiary Guarantor, as the case may be, or an Event of Default of the type described in clause 8 or 9 of the definition of Event of Default under the Loral Space Guaranty occurs with respect to Loral Space) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Subsidiary Guarantor or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company or an Event of Default of the type described in clause 8 or 9 of the definition of Event of Default under the Loral Space Guaranty occurs with respect to Loral Space, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that it would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent Make Whole Premium shall also be come and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

17. GUARANTEES.

     Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, to the extent lawful) on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes (a) is, jointly and severally, unconditionally guaranteed by each of the Subsidiary Guarantors pursuant to and subject to the terms of Article Ten of the Indenture; and (b) is unconditionally guaranteed by Loral Space and Communications Ltd. pursuant to the Loral Space Guaranty.

18. TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

19. NO RECOURSE AGAINST OTHERS.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any Guaranty of the Notes, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

20. AUTHENTICATION.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21. CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. GOVERNING LAW.

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

23. ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts of Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Loral Cyberstar, Inc.,
[                      ], Attention: [               ].

                                   SCHEDULE A

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                             EVIDENCED BY THIS NOTE

     The initial principal amount of indebtedness evidenced by this Note shall
be $          . The following decreases/increases in the principal amount evidenced by this Note have been made:

                                                                 TOTAL PRINCIPAL AMOUNT
                           DECREASE IN          INCREASE IN       OF THIS GLOBAL NOTE
       DATE OF          PRINCIPAL AMOUNT     PRINCIPAL AMOUNT        FOLLOWING SUCH      NOTATION MADE BY OR
  DECREASE/INCREASE    OF THIS GLOBAL NOTE  OF THIS GLOBAL NOTE    DECREASE/INCREASE     ON BEHALF OF TRUSTEE
---------------------  -------------------  -------------------  ----------------------  --------------------
--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

--------------------   ------------------   ------------------   -------------------     ------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
4.10 or Section 4.12 of the Indenture, check the box: [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in
principal amount): $          ($1,000 or integral multiple thereof).

Date:
------------------------------

Your Signature:
--------------------------------------------------------------------------------

Signature Guarantee:(1)
--------------------------------------------------------------------------------

---------------
(1 )The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible Subsidiary Guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

                                ASSIGNMENT FORM

I OR WE ASSIGN AND TRANSFER THIS NOTE TO:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Print or type name, address and zip code of assignee and irrevocably appoint ____________________, as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.


Dated  --------------------                  Signed
                                             --------------------------------------------------------

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:(1)
--------------------------------------------------------------------------------

---------------
(1 )The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible Subsidiary Guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

                                                                       EXHIBIT B

                           FORM OF CERTIFICATED NOTE

                                 [FACE OF NOTE]

                             LORAL CYBERSTAR, INC.

                            10% SENIOR NOTE DUE 2006

                                                              CUSIP [__________]
No. __________
                                                                   $____________

          Issue Date:  [December [  ], 2001]

     LORAL CYBERSTAR, INC., a Delaware corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value
received, promises to pay                , or its registered assigns the
principal sum of                United States Dollars (U.S. $          ) on July
15, 2006.

        Interest Payment Dates:  January 15 and July 15, commencing July 15,
2002.

        Regular Record Dates:  January 1 and July 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth hereon.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  December [  ], 2001                LORAL CYBERSTAR, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

     This is one of the 10% Senior Notes due 2006 described in the within-mentioned Indenture.

                                          BANKERS TRUST COMPANY, as Trustee

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                             [REVERSE SIDE OF NOTE]

                             LORAL CYBERSTAR, INC.

                            10% SENIOR NOTE DUE 2006

1. PRINCIPAL AND INTEREST.

     Loral Cyberstar, Inc. (the "COMPANY") will pay the principal of this Note on July 15, 2006.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest on the Notes shall accrue at the rate of 10% per annum (the "INTEREST RATE") and shall be payable in U.S. dollars in cash semi-annually on January 15 and July 15 (each an "INTEREST PAYMENT DATE") to be paid to the person in whose name this Note is registered as of the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day); provided that no interest shall be payable on the principal amount of this Note prior to July 15, 2002. From and after July 15, 2002, the Notes will pay interest semi-annually in cash on January 15 and July 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will accrue from October 15, 2001 for the first Interest Payment Date of July 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate of 12% per annum.

2. METHOD OF PAYMENT.

     The Company will pay interest on the Notes to the Holder of this Note upon presentment hereof at the office of the Paying Agent of the Company maintained for that purpose in the Borough of Manhattan, the City of New York. Holders must surrender Notes to such Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. PAYING AGENT AND REGISTRAR.

     Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without notice in accordance with the Indenture. The Company, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4. INDENTURE; ISSUANCE OF ADDITIONAL NOTES.

     This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Senior Notes due 2006, issued and to be issued under an Indenture dated as of December [ ], 2001 (the "INDENTURE"), between the Company, certain subsidiaries of the Company, as Subsidiary Guarantors, and Bankers Trust Company, as trustee (the "TRUSTEE"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are unsecured senior indebtedness of the Company. The Company may, subject to Article Four of the Indenture, issue additional Notes under the Indenture.

5. OPTIONAL REDEMPTION.

     The Notes will be redeemable at the Company's option, in whole or in part, at any time or from time to time prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the Security Register, at a Redemption Price equal to
(i) the principal amount of the new notes being redeemed, plus (ii) accrued and unpaid interest, if any, to the Redemption Date, plus (iii) the Make Whole Premium.

     The Notes will also be redeemable, at the Company's option, in whole or in part, at any time or from time to time prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holders' last address as it appears in the Security Register, in an aggregate principal amount not to exceed $100 million, at a redemption price equal to (i) 101% of the principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest, if any, to the Redemption Date. Any such redemption shall be payable only out of Excess Cash Flow.

6. SELECTION OF NOTES FOR PARTIAL REDEMPTION; EFFECT OF REDEMPTION NOTICE.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $l,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Upon the giving of any redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such Notes will then cease to be outstanding.

7. NOTICE OF REDEMPTION.

     Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holders to be redeemed at such Holder's registered address as it appears in the Register.

8. REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of any Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

9. DENOMINATION.

     This Certificated Note is in fully registered form without coupons and is denominated in an amount equal to $1,000 of principal amount or an integral multiple thereof and is transferable by presentation or surrender to the registrar for registration of transfer either endorsed or accompanied by a written instrument of transfer in form satisfactory to the registrar.

10. PERSONS DEEMED OWNERS.

     The holder of this Note shall be treated as the owner of this Note for all purposes.

11. UNCLAIMED MONEY.

     If money for the payment of principal, premium, if any, and interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

     If the Company deposits with the Trustee money or Government Securities sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or Stated Maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, or (b) the Company will be discharged from certain covenants set forth in the Indenture.

13. AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14. RESTRICTIVE COVENANTS.

     The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries, among other things, to Incur additional Indebtedness; create Liens; pay dividends or make distributions in respect of their Capital Stock; make Investments or make certain other Restricted Payments; engage in Asset Sales; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or Affiliates; or, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

15. SUCCESSOR PERSONS.

     Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

16. DEFAULTS AND REMEDIES.

     The following events will be defined as "EVENTS OF DEFAULT" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) defaults in the performance or breach of the provisions of Section
5.01 of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.12 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to (A) any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (B) the TT&C Financing or any refinancing thereof which is secured by substantially the same collateral (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
(h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; (i) any Notes Guaranty shall cease to be, or shall be asserted in writing by the Company or any Subsidiary Guarantor not to be, in full force and effect or enforceable in accordance with their respective terms; or (j) the occurrence of an "Event of Default" described in the Loral Space Guaranty.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 of the Indenture that occurs with respect to the Company or any Subsidiary Guarantor, as the case may be, or an Event of Default of the type described in clause 8 or 9 of the definition of Event of Default under the Loral Space Guaranty occurs with respect to Loral Space) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Subsidiary Guarantor or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company or an Event of Default of the type described in clause 8 or 9 of the definition of Event of Default under the Loral Space Guaranty occurs with respect to Loral Space, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that it would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent Make Whole Premium shall also be come and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

17. GUARANTEES.

     Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, to the extent lawful) on the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes (a) is, jointly and severally, unconditionally guaranteed by each of the Subsidiary Guarantors pursuant to and subject to the terms of Article Ten of the Indenture; and (b) is unconditionally guaranteed by Loral Space and Communications Ltd. pursuant to the Loral Space Guaranty.

18. TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

19. NO RECOURSE AGAINST OTHERS.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any Guaranty of the Notes, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

20. AUTHENTICATION.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21. CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. GOVERNING LAW.

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

23. ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts of Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Loral Cyberstar, Inc.,
[               ], Attention: [               ].

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
4.10 or Section 4.12 of the Indenture, check the box:  [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in principal amount): $________ ($1,000 or integral multiple thereof).

Date:
------------------------------------

Your Signature:
--------------------------------------------------------------------------------

Signature Guarantee:(1)
-------------------------------------------

---------------
(1 )The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible Subsidiary Guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

                                ASSIGNMENT FORM

I OR WE ASSIGN AND TRANSFER THIS NOTE TO:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------------------

----------------------------------------------------

Print or type name, address and zip code of assignee and irrevocably appoint ________, as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated  _______________                Signed ___________________________________

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:(1)
-------------------------------

---------------
(1 )The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible Subsidiary Guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

                                                                       EXHIBIT C

                      FORM OF SUPPLEMENTAL INDENTURE TO BE
                       DELIVERED BY SUBSIDIARY GUARANTORS

     SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE") dated as of
               , between                (the "SUBSIDIARY GUARANTOR"), a
subsidiary of Loral Cyberstar, Inc. (or its successor), a Delaware corporation (the "COMPANY"), and Bankers Trust Company, as trustee under the indenture referred to below (the "TRUSTEE").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of December [ ], 2001 providing for the issuance of up to $675,000,000 of 10% Senior Notes due 2006 (the "NOTES");

     WHEREAS, Section 4.02 of the Indenture provides that, the Company will provide to the Trustee, on the date that any Person becomes a Restricted Subsidiary, a supplemental indenture to the Indenture, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior basis by such new Restricted Subsidiary of the Company's obligations under the Notes and the Indenture; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. ISSUANCES OF GUARANTEES BY NEW RESTRICTED SUBSIDIARIES. This Supplemental Indenture is being executed and delivered pursuant to Section
     4.02 of the Indenture.

          3. AGREEMENTS TO GUARANTEE. The Subsidiary Guarantor hereby agrees as follows:

             (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Company under the Indenture and the Notes, that:

                (i) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal whether at Stated Maturity, by acceleration or otherwise.

        Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

          4. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

     (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

     (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     (d) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

     (e) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgement against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.

     (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     (h) The Subsidiary Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

          (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

          (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the

     Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

     (i) The Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Subsidiary Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

          5. SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN
     TERMS. Except as set forth in Articles Four and Five of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

          6. RELEASES UPON RELEASE OF GUARANTEE OF GUARANTEED
     INDEBTEDNESS. Concurrently with the release or discharge of the Subsidiary Guarantor's guarantee of the Guaranteed Indebtedness (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Indebtedness), the Subsidiary Guarantor shall automatically be released from and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto or Section 4 of this Supplemental Indenture, as the case may be. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto.

          7. NEW YORK LAW TO GOVERN. This Supplemental Indenture shall be governed by the laws of the State of New York.

          8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:               ,                    [SUBSIDIARY GUARANTOR]

                                          By:
                                          --------------------------------------
                                               Name:
                                               Title:

Dated:               ,                    BANKERS TRUST COMPANY, as Trustee

                                          By:
                                          --------------------------------------
                                               Name:
                                               Title:

                       ANNEX A TO SUPPLEMENTAL INDENTURE

                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE

     Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

     The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

                                          [SUBSIDIARY GUARANTOR]

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title: